Exhibit 99.1

Media Contact	Investor Contact
Sarah Barr, 203-578-2287	Terry Mangan 203-578-2318
sbarr@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS STRONG 2012 FIRST QUARTER EARNINGS

Net Income Grows by 14 Percent over Prior Year

WATERBURY, Conn., April 17, 2012 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $38.3 million, or $.42 per diluted share, for the quarter ended March 31, 2012 compared to $39.6 million, or $.43 per diluted share, for the quarter ended December 31, 2011 and $33.7 million, or $.36 per diluted share, for the quarter ended March 31, 2011.

Highlights for the quarter or at March 31 include:

Combined growth in commercial non-mortgage and commercial real estate loans of $81 million or 2.0 percent from December 31, and $478 million or 12.2 percent from a year ago.

Growth of $246.2 million or 4.9 percent in transaction account deposits from December 31 and $743.0 million or 16.3 percent from a year ago, which represent 38.0 percent of total deposits compared to 37.0 percent at year end and 32.3 percent a year ago.

Net interest income increased $2.4 million compared to the fourth quarter, and net interest margin was 3.36 percent compared to 3.39 percent in the fourth quarter and 3.46 percent a year ago.

Core noninterest income increased $1.7 million in the quarter and $0.5 million from a year ago led by strength in mortgage banking and wealth and investment services.

Noninterest expense before one time costs of $126.6 million compared to $125.3 million in the fourth quarter and $128.6 million a year ago; positive operating leverage achieved as core revenue grew 2.3 percent compared to an increase of 1.7 percent in core expenses from the fourth quarter.

Continued improvement in asset quality as evidenced by a 4.6 percent reduction in nonperforming assets and a 9.5 percent decline in commercial classified loans, both from December 31, and reductions of 36.6 percent and 34.9 percent from a year ago.

Provision for loan losses of $4.0 million compared to $2.5 million in the fourth quarter and $10.0 million a year ago, reflective of overall asset quality and portfolio growth.

Webster Chairman and Chief Executive Officer James C. Smith said, “Our operating results continue to improve, reflecting solid execution of strategic initiatives and continuing improvement in credit quality. Strong commercial and residential lending drove loan growth and higher non-interest income as we are winning new customers across our footprint. By adapting well in a rapidly changing banking environment, Webster thrives as a strong, community-focused regional bank.”

Net interest income

•	Net interest income was $143.4 million for the quarter compared to $141.0 million in the fourth quarter.

•

Net interest margin was 3.36 percent compared to 3.39 percent in the fourth quarter as the yield on interest-earning assets declined 7 basis points, primarily on securities, and the cost of funds declined 4 basis points.

•	Average interest-earning assets grew by 2.8 percent from December 31, 2011 and totaled $17.5 billion compared to $17.0 billion in the fourth quarter.

Provision for loan losses

•	The Company recorded a provision of $4.0 million in the quarter compared to $2.5 million in the fourth quarter and $10.0 million a year ago.

•	Net charge-offs were $27.2 million in the quarter compared to $26.4 million for the fourth quarter and $33.7 million a year ago.

•	The allowance for loan losses represented 118 percent of nonperforming loans compared to 124 percent in the prior quarter.

Webster President and Chief Operating Officer Jerry Plush noted, “We are pleased to report continued asset quality improvement, as nonperforming loans and classified assets fell six percent and nine percent, respectively. Our allowance for loan losses over total loans ended the quarter at 1.86 percent and exceeded the level of nonperforming loans by 18 percent.”

Noninterest income

•

Total noninterest income increased $1.7 million compared to the fourth quarter. Wealth and investment services and mortgage banking increased $1.5 million and $3.3 million, respectively, while deposit service fees and other income decreased $0.9 million and $2.0 million, respectively.

Noninterest expense

•	Total noninterest expense increased $1.2 million compared to the fourth quarter. Included in noninterest expense in each quarter is $1.2 million of net one time costs.

•

The $1.9 million increase in noninterest expense apart from one time costs and gains on foreclosed and repossessed assets compared to the fourth quarter primarily reflects increases of $1.0 million in deposit insurance and $1.1 million in other expenses. Gains on foreclosed and repossessed assets were $0.7 million compared to $0.1 million in the fourth quarter.

Income taxes

•

The Company recorded $16.6 million of income tax expense in the quarter on the $55.5 million of pre-tax income applicable to continuing operations in the period. The effective tax rate for the quarter was 29.9 percent compared to 25.5 percent for the fourth quarter. The lower rate in the fourth quarter reflects $1.9 million of tax benefits in that period.

Investment securities

•

Total investment securities were $6.2 billion at March 31, 2012 compared to $5.8 billion at December 31, 2011. The carrying value of the available for sale portfolio included $43.4 million in net unrealized gains compared to net unrealized gains of $25.3 million at December 31, while the carrying value of the held to maturity portfolio does not reflect $154.9 million in net unrealized gains compared to net unrealized gains of $156.8 million at December 31.

Loans

•

Total loans were $11.3 billion at March 31, 2012 compared to $11.2 billion at December 31, 2011 and are reflective of continued growth in commercial, commercial real estate and residential mortgages. In the quarter, commercial non-mortgage, asset based lending and commercial real estate loans increased by $39.7 million, $16.9 million and $44.0 million, respectively, while equipment finance and residential development loans declined by $28.2 million and $3.1 million, respectively. Residential mortgage loans increased by $50.3 million, while consumer loans in the continuing portfolio declined by $26.8 million and consumer loans in the liquidating portfolio declined by $6.1 million.

•

Originations for the first quarter were $790.8 million compared to $971.7 million in the fourth quarter and $548.3 million a year ago. Originations for the first quarter consisted of $245.0 million in commercial non-mortgage, $35.8 million in equipment finance, $63.3 million in asset based lending, $150.5 million in commercial real estate, $0.9 million in residential development, $168.9 million in residential and $126.4 million in consumer.

Asset quality

•

Total nonperforming loans declined to $178.3 million, or 1.58 percent of total loans, at March 31, 2012 compared to $188.1 million, or 1.68 percent, at December 31, 2011. Included in nonperforming loans were paying loans totaling $18.1 million at March 31 compared to $32.4 million at December 31. Also included in nonperforming loans are $3.9 million in consumer liquidating loans compared to $5.1 million at December 31.

•

Past due loans declined to $60.0 million at March 31 compared to $61.7 million at December 31. Past due loans for the continuing portfolios were $54.7 million at March 31 compared to $57.1 million at December 31. Past due loans for the liquidating portfolio were $5.3 million at March 31 compared to $4.5 million at December 31.

•	Other real estate owned (OREO) totaled $6.0 million compared to $5.0 million at December 31.

Deposits and borrowings

•

Total deposits were $13.9 billion at March 31, 2012 compared to $13.7 billion at December 31, 2011. Increases of $17.7 million in demand, $228.4 million in interest-bearing checking, $24.0 million in money market and $87.1 million in savings deposits were offset by a decline of $68.8 million in certificates of deposit. Core to total deposits and loans to deposits were 80 percent and 81 percent, respectively, compared to 79 percent and 82 percent at December 31.

•	Total borrowings were $3.1 billion at March 31 compared to $3.0 billion at December 31. Borrowings represented 16 percent of total assets at both March 31 and December 31.

Capital

•	The tangible common equity and Tier 1 common equity to risk-weighted assets ratios were 7.14 percent and 10.89 percent, respectively, at March 31.

•	Book value and tangible book value per common share were $21.24 and $15.10, respectively, at March 31.

•	Return on average shareholders’ equity was 8.30 percent and return on average tangible equity was 11.65 percent at March 31.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $19 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 168 banking offices, 466 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s first quarter earnings announcement will be held today, Tuesday, April 17, at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements.

Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands, except per share data)	2012	2011	2011	2011	2011
Net income and performance ratios (annualized):
Net income attributable to Webster Financial Corp.	$38,938	$40,384	$42,231	$34,184	$34,580
Net income available to common shareholders	38,323	39,591	41,400	33,353	33,749
Net income per diluted common share	0.42	0.43	0.45	0.36	0.36
Return on average shareholders' equity	8.30%	8.67%	9.14%	7.45%	7.74%
Return on average tangible equity	11.65	12.21	12.92	10.57	11.12
Return on average assets	0.82	0.88	0.94	0.76	0.77
Income and performance ratios, (annualized), from continuing operations:
Income from continuing operations attributable to Webster Financial Corp.	$38,938	$40,384	$42,231	$34,184	$32,585
Net income available to common shareholders	38,323	39,591	41,400	33,353	31,754
Net income from continuing operations per diluted common share	0.42	0.43	0.45	0.36	0.34
Return on average shareholders' equity	8.30%	8.67%	9.14%	7.45%	7.29%
Return on average tangible equity	11.65	12.21	12.92	10.57	10.48
Return on average assets	0.82	0.88	0.94	0.76	0.72
Noninterest income as a percentage of total revenue	23.48	23.05	23.98	24.69	23.86
Efficiency ratio (a)	65.63	65.83	62.22	65.02	67.49
Asset quality:
Allowance for loan losses	$210,288	$233,487	$257,352	$281,243	$297,948
Nonperforming assets	184,218	193,047	239,945	250,084	290,349
Allowance for loan losses / total loans	1.86%	2.08%	2.33%	2.55%	2.71%
Net charge-offs / average loans (annualized)	0.96	0.95	1.05	0.79	1.22
Nonperforming loans / total loans	1.58	1.68	2.00	2.07	2.38
Nonperforming assets / total loans plus OREO	1.63	1.72	2.17	2.27	2.63
Allowance for loan losses / nonperforming loans	117.96	124.14	116.43	123.22	113.78
Other ratios (annualized):
Tangible equity ratio	7.29%	7.18%	7.32%	7.46%	7.28%
Tangible common equity ratio	7.14	7.03	7.16	7.29	7.12
Tier 1 risk-based capital ratio (c)	12.78	13.05	13.04	12.89	12.64
Total risk-based capital (c)	14.04	14.61	14.60	14.47	14.22
Tier 1 common equity / risk-weighted assets (c)	10.89	11.08	11.06	10.79	10.53
Shareholders' equity / total assets	9.90	9.86	10.08	10.27	10.08
Interest rate spread	3.33	3.36	3.45	3.44	3.42
Net interest margin	3.36	3.39	3.49	3.48	3.46
Share and equity related:
Common equity	$1,866,003	$1,816,835	$1,807,330	$1,800,215	$1,782,211
Book value per common share	21.24	20.74	20.65	20.57	20.37
Tangible book value per common share	15.10	14.57	14.47	14.38	14.17
Common stock closing price	22.67	20.39	15.30	21.02	21.43
Dividends declared per common share	0.05	0.05	0.05	0.05	0.01
Common shares issued and outstanding	87,849	87,600	87,507	87,532	87,474
Basic shares (average)	87,216	87,097	87,046	86,986	86,896
Diluted shares (average)	91,782	90,929	91,205	92,184	92,554

Footnotes:

(a)	Calculated using SNL’s methodology—noninterest expense (excluding foreclosed property expenses, intangible amortization, goodwill impairments, and other charges) as a percentage of net interest income (FTE basis) plus noninterest income (excluding gain/loss on securities and other charges).
(b)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(c)	The ratios presented are projected for the three month reporting period ending March 31, 2012 and actual for the remaining reporting periods presented.
(d)	Certain previously reported information has been corrected to reflect the deferment of certain commercial loan fees.

WEBSTER FINANCIAL CORPORATION

Consolidated Balance Sheets (unaudited)

	March 31,	December 31,	March 31,
(In thousands)	2012	2011	2011 (d)
Assets:
Cash and due from banks	$173,027	$195,957	$170,691
Interest-bearing deposits	77,921	96,062	104,982
Investment securities:
Available for sale, at fair value	3,144,867	2,874,764	2,195,109
Held to maturity	3,079,654	2,973,727	3,211,047

Total securities	6,224,521	5,848,491	5,406,156
Loans held for sale	59,615	57,391	10,809
Loans:
Commercial	2,888,977	2,860,597	2,830,777
Commercial real estate	2,425,797	2,384,889	2,215,320
Residential mortgages	3,270,213	3,219,889	3,150,269
Consumer	2,727,163	2,760,029	2,811,568

Total loans	11,312,150	11,225,404	11,007,934
Allowance for loan losses	(210,288)	(233,487)	(297,948)

Loans, net	11,101,862	10,991,917	10,709,986
Prepaid FDIC premiums	32,507	37,946	52,121
Federal Home Loan Bank and Federal Reserve Bank stock	142,595	143,874	143,874
Premises and equipment, net	141,088	147,379	155,464
Goodwill and other intangible assets, net	544,180	545,577	549,767
Cash surrender value of life insurance policies	309,556	307,039	300,683
Deferred tax asset, net	81,676	105,665	97,399
Accrued interest receivable and other assets	245,594	237,042	259,088

Total Assets	$19,134,142	$18,714,340	$17,961,020

Liabilities and Equity:
Deposits:
Demand	$2,491,442	$2,473,693	$2,183,665
Interest-bearing checking	2,806,950	2,578,520	2,371,707
Money market	2,045,090	2,021,056	2,696,076
Savings	3,835,180	3,748,121	3,721,445
Certificates of deposit	2,646,783	2,715,583	3,030,707
Brokered certificates of deposit	119,052	119,052	121,068

Total deposits	13,944,497	13,656,025	14,124,668
Securities sold under agreements to repurchase and other short-term borrowings	1,268,589	1,164,706	857,394
Federal Home Loan Bank advances	1,352,466	1,252,609	403,297
Long-term debt	474,318	552,589	570,637
Accrued expenses and other liabilities	199,330	242,637	184,297

Total liabilities	17,239,200	16,868,566	16,140,293
Webster Financial Corporation shareholders' equity	1,894,942	1,845,774	1,811,150
Noncontrolling interests	—	—	9,577

Total equity	1,894,942	1,845,774	1,820,727

Total Liabilities and Equity	$19,134,142	$18,714,340	$17,961,020

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended
	March
(In thousands, except per share data)	2012	2011
Interest income:
Interest and fees on loans and leases	$120,741	$121,943
Interest and dividends on securities	52,868	53,844
Loans held for sale	498	422

Total interest income	174,107	176,209

Interest expense:
Deposits	16,056	22,769
Borrowings	14,683	13,279

Total interest expense	30,739	36,048

Net interest income	143,368	140,161
Provision for loan losses	4,000	10,000

Net interest income after provision for loan losses	139,368	130,161

Noninterest income:
Deposit service fees	23,363	25,340
Loan related fees	4,869	4,443
Wealth and investment services	7,221	6,722
Mortgage banking activities	4,383	1,253
Increase in cash surrender value of life insurance policies	2,517	2,533
Net gain on investment securities	—	377
Other income	1,633	3,248

Total noninterest income	43,986	43,916

Noninterest expense:
Compensation and benefits	68,619	67,012
Occupancy	12,882	14,735
Technology and equipment expense	15,582	15,392
Marketing	4,100	5,520
Professional and outside services	2,692	2,430
Intangible assets amortization	1,397	1,397
Foreclosed and repossessed asset expenses	467	884
Foreclosed and repossessed asset (gains) write-downs	(664)	(315)
Loan workout expenses	1,824	1,800
Deposit insurance	5,709	5,781
Other expenses	13,990	13,924

	126,598	128,560
Debt prepayment penalties	1,134	—
Branch and facility optimization	81	273
Provision (benefit) for litigation and settlements	—	292

Total noninterest expense	127,813	129,125

Income from continuing operations before income taxes	55,541	44,952
Income tax expense	16,603	12,368

Income from continuing operations	38,938	32,584
Income from discontinued operations, net of tax	—	1,995

Consolidated net income	38,938	34,579
Less: Net (loss) income attributable to noncontrolling interests	—	(1)

Net income attributable to Webster Financial Corp.	38,938	34,580
Preferred stock dividends	(615)	(831)

Net income available to common shareholders	$38,323	$33,749

Diluted shares (average)	91,782	92,554
Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.44	$0.36
Net income	0.44	0.38
Diluted
Income from continuing operations	0.42	0.34
Net income	0.42	0.36

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Consolidated Statements of Operations (unaudited)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands, except per share data)	2012	2011	2011	2011	2011
Interest income:
Interest and fees on loans and leases	$120,741	$121,223	$121,322	$122,395	$121,943
Interest and dividends on securities	52,868	51,260	52,974	53,527	53,844
Loans held for sale	498	370	266	177	422

Total interest income	174,107	172,853	174,562	176,099	176,209

Interest expense:
Deposits	16,056	17,268	18,930	21,841	22,769
Borrowings	14,683	14,576	13,947	13,345	13,279

Total interest expense	30,739	31,844	32,877	35,186	36,048

Net interest income	143,368	141,009	141,685	140,913	140,161
Provision for loan losses	4,000	2,500	5,000	5,000	10,000

Net interest income after provision for loan losses	139,368	138,509	136,685	135,913	130,161

Noninterest income:
Deposit service fees	23,363	24,286	27,074	26,095	25,340
Loan related fees	4,869	4,896	5,308	5,590	4,443
Wealth and investment services	7,221	5,759	6,486	7,454	6,722
Mortgage banking activities	4,383	1,094	1,324	1,234	1,253
Increase in cash surrender value of life insurance policies	2,517	2,609	2,642	2,576	2,533
Net gain on investment securities	—	—	—	1,647	377
Other income	1,633	3,602	1,857	1,593	3,248

Total noninterest income	43,986	42,246	44,691	46,189	43,916

Noninterest expense:
Compensation and benefits	68,619	68,146	61,897	65,592	67,012
Occupancy	12,882	13,125	13,150	12,856	14,735
Technology and equipment expense	15,582	15,054	15,141	15,134	15,392
Marketing	4,100	4,540	4,144	4,252	5,520
Professional and outside services	2,692	2,835	3,125	2,813	2,430
Intangible assets amortization	1,397	1,397	1,397	1,397	1,397
Foreclosed and repossessed asset expenses	467	730	726	710	884
Foreclosed and repossessed asset (gains) write-downs	(664)	(63)	(722)	794	(315)
Loan workout expenses	1,824	1,956	2,012	1,779	1,800
Deposit insurance	5,709	4,756	4,472	5,918	5,781
Other expenses	13,990	12,864	14,392	14,716	13,924

	126,598	125,340	119,734	125,961	128,560
Debt prepayment penalties	1,134	5,203	—	—	—
Write-down for expedited asset disposition	—	1,187	—	5,073	—
Contract termination and severance	—	2,485	1,555	1,060	—
Branch and facility optimization	81	1,689	2,183	859	273
Preferred stock redemption costs	—	423	—	—	—
Costs for warrant registration	—	—	—	350	—
Provision (benefit) for litigation and settlements	—	(9,755)	(254)	194	292
Loan repurchase and unfunded commitment reserve benefit, net	—	—	—	(1,436)	—

Total noninterest expense	127,813	126,572	123,218	132,061	129,125

Income from continuing operations before income taxes	55,541	54,183	58,158	50,041	44,952
Income tax expense	16,603	13,799	15,927	15,857	12,368

Income from continuing operations	38,938	40,384	42,231	34,184	32,584
Income from discontinued operations, net of tax	—	—	—	—	1,995

Consolidated net income	38,938	40,384	42,231	34,184	34,579
Less: Net (loss) income attributable to noncontrolling interests	—	—	—	—	(1)

Net income attributable to Webster Financial Corp.	38,938	40,384	42,231	34,184	34,580
Preferred stock dividends	(615)	(793)	(831)	(831)	(831)

Net income available to common shareholders	$38,323	$39,591	$41,400	$33,353	$33,749

Diluted shares (average)	91,782	90,929	91,205	92,184	92,554
Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.44	$0.45	$0.48	$0.38	$0.36
Net income	0.44	0.45	0.48	0.38	0.38
Diluted
Income from continuing operations	0.42	0.43	0.45	0.36	0.34
Net income	0.42	0.43	0.45	0.36	0.36

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Interest Rate Spreads and Margin (unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Interest rate spread
Yield on interest-earning assets	4.06%	4.13%	4.27%	4.33%	4.33%
Cost of interest-bearing liabilities	0.73	0.77	0.82	0.89	0.91

Interest rate spread	3.33%	3.36%	3.45%	3.44%	3.42%

Net interest margin	3.36%	3.39%	3.49%	3.48%	3.46%

Consolidated Average Balances, Yields, and Rates Paid (unaudited)

Three Months Ended March 31,	2012			2011 (d)
			Fully tax-			Fully tax-
	Average		equivalent	Average		equivalent
(Dollars in thousands)	balance	Interest	yield/rate	balance	Interest	yield/rate
Assets:
Interest-earning assets:
Loans	$11,275,333	$120,741	4.27%	$11,059,479	$121,943	4.42%
Investment securities (b)	5,961,336	55,680	3.76	5,402,046	56,844	4.23
Loans held for sale	51,705	498	3.85	36,891	422	4.57
Federal Home Loan and Federal Reserve Bank stock	143,551	876	2.45	143,874	831	2.34
Interest-bearing deposits	77,435	30	0.15	61,308	34	0.22

Total interest-earning assets	17,509,360	177,825	4.06	16,703,598	180,074	4.33

Noninterest-earning assets	1,394,077			1,335,610

Total assets	$18,903,437			$18,039,208

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	2,435,197	$—	—%	$2,161,761	$—	—%
Savings, interest checking, and money market	8,628,048	5,794	0.27	8,642,941	10,583	0.50
Certificates of deposit	2,810,203	10,262	1.47	3,110,684	12,186	1.59

Total deposits	13,873,448	16,056	0.47	13,915,386	22,769	0.66

Securities sold under agreements to repurchase and other short-term borrowings	1,166,550	4,434	1.50	994,718	3,562	1.43
Federal Home Loan Bank advances	1,260,217	4,564	1.43	554,562	3,355	2.42
Long-term debt	507,116	5,685	4.48	581,578	6,362	4.38

Total borrowings	2,933,883	14,683	1.99	2,130,858	13,279	2.49

Total interest-bearing liabilities	16,807,331	30,739	0.73	16,046,244	36,048	0.91

Noninterest-bearing liabilities	219,332			196,361

Total liabilities	17,026,663			16,242,605
Noncontrolling interests	—			9,635
Webster Financial Corp. shareholders’ equity	1,876,774			1,786,968

Total liabilities and equity	$18,903,437			$18,039,208

Tax-equivalent net interest income		147,086			144,026
Less: tax-equivalent adjustment		(3,718)			(3,865)

Net interest income		$143,368			$140,161

Interest rate spread			3.33%			3.42%

Net interest margin			3.36%			3.46%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Loan Balances (unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$1,972,205	$1,932,542	$1,812,685	$1,787,920	$1,704,362
Equipment financing	446,585	474,804	518,369	578,117	643,388
Asset based lending	470,187	453,251	510,188	480,662	483,027
Commercial real estate	2,389,206	2,345,241	2,225,250	2,170,279	2,159,211
Residential development	36,591	39,648	51,045	53,198	56,109
Residential mortgages	3,270,212	3,219,888	3,150,285	3,139,407	3,150,268
Consumer	2,585,685	2,612,476	2,627,385	2,641,102	2,642,533

Total continuing	11,170,671	11,077,850	10,895,207	10,850,685	10,838,898
Allowance for loan losses	(180,413)	(203,612)	(227,477)	(243,543)	(258,140)

Total continuing, net	10,990,258	10,874,238	10,667,730	10,607,142	10,580,758

Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	141,478	147,553	154,878	161,805	169,035

Total liquidating portfolio	141,479	147,554	154,879	161,806	169,036
Allowance for loan losses	(29,875)	(29,875)	(29,875)	(37,700)	(39,808)

Total liquidating, net	111,604	117,679	125,004	124,106	129,228

Total Loan Balances (actuals)	11,312,150	11,225,404	11,050,086	11,012,491	11,007,934
Allowance for loan losses	(210,288)	(233,487)	(257,352)	(281,243)	(297,948)

Loans, net	$11,101,862	$10,991,917	$10,792,734	$10,731,248	$10,709,986

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$1,970,656	$1,868,885	$1,798,644	$1,747,658	$1,686,222
Equipment finance	458,111	495,667	551,732	621,447	688,767
Asset based lending	474,264	492,982	497,426	472,837	488,181
Commercial real estate	2,336,576	2,254,970	2,185,662	2,154,215	2,144,018
Residential development	38,401	49,182	51,051	54,757	58,152
Residential mortgages	3,253,199	3,186,885	3,145,086	3,133,742	3,158,754
Consumer	2,598,758	2,622,378	2,635,911	2,641,621	2,662,454

Total continuing	11,129,965	10,970,949	10,865,512	10,826,277	10,886,548
Allowance for loan losses	(201,592)	(219,566)	(247,551)	(255,412)	(280,589)

Total continuing, net	10,928,373	10,751,383	10,617,961	10,570,865	10,605,959

Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	145,367	151,422	158,161	165,612	172,929

Total liquidating portfolio	145,368	151,423	158,162	165,613	172,930
Allowance for loan losses	(29,875)	(29,875)	(29,875)	(37,700)	(39,808)

Total liquidating, net	115,493	121,548	128,287	127,913	133,122

Total Loan Balances (average)	11,275,333	11,122,372	11,023,674	10,991,890	11,059,478
Allowance for loan losses	(231,467)	(249,441)	(277,426)	(293,112)	(320,397)

Loans, net	$11,043,866	$10,872,931	$10,746,248	$10,698,778	$10,739,081

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Nonperforming Assets (unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$31,547	$27,884	$39,386	$46,327	$40,534
Equipment financing	4,868	7,154	8,439	11,313	16,602
Asset based lending	1,475	1,880	5,126	3,650	5,062
Commercial real estate	25,131	32,197	42,461	38,794	47,095
Residential development	6,140	6,762	16,611	16,173	17,300
Residential mortgages	79,110	82,052	79,285	82,189	95,750
Consumer	26,098	25,059	24,228	24,674	31,722

Nonperforming loans—continuing portfolio	174,369	182,988	215,536	223,120	254,065

Liquidating Portfolio:
NCLC	—	—	—	—	—
Consumer	3,896	5,091	5,492	5,116	7,802

Nonperforming loans—liquidating portfolio	3,896	5,091	5,492	5,116	7,802

Total nonperforming loans	$178,265	$188,079	$221,028	$228,236	$261,867

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial non-mortgage	$2,051	$1,961	$12,961	$13,577	$19,959
Repossessed equipment	674	123	1,421	2,115	1,486
Asset based lending	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential development	—	—	—	—	—
Residential	2,648	1,947	3,343	4,772	5,056
Consumer	580	805	1,021	725	978

Total continuing	5,953	4,836	18,746	21,189	27,479

Liquidating Portfolio:
NCLC	—	132	171	659	1,003
Consumer	—	—	—	—	—

Total liquidating	—	132	171	659	1,003

Total other real estate owned and repossessed assets	$5,953	$4,968	$18,917	$21,848	$28,482

Total nonperforming assets	$184,218	$193,047	$239,945	$250,084	$290,349

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Past Due Loans (unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Past due 30-89 days:
Accruing loans:
Continuing Portfolio:
Commercial non-mortgage	$6,938	$4,619	$7,428	$8,568	$8,746
Equipment financing	4,099	4,800	5,054	7,155	10,520
Asset based lending	—	—	—	—	—
Commercial real estate	1,101	1,766	2,969	4,670	22,229
Residential development	—	—	664	500	—
Residential mortgages	22,915	24,361	23,730	18,631	19,080
Consumer	19,592	20,847	18,867	18,989	17,457

Past Due 30-89 days—continuing portfolio	54,645	56,393	58,712	58,513	78,032

Liquidating Portfolio:
NCLC	—	—	—	—	—
Consumer	5,263	4,538	4,653	6,134	5,966

Past Due 30-89 days—liquidating portfolio	5,263	4,538	4,653	6,134	5,966

Accruing loans past due 90 days or more	43	724	764	1,417	97

Total past due loans	$59,951	$61,655	$64,129	$66,064	$84,095

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Changes in the Allowance for Loan Losses (unaudited)

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Beginning balance	$233,487	$257,352	$281,243	$297,948	$321,665
Provision	4,000	2,500	5,000	5,000	10,000
Charge-offs continuing portfolio:
Commercial non-mortgage	14,994	6,684	11,311	4,911	10,611
Equipment financing	634	55	551	413	1,134
Asset based lending	—	2,150	3,317	450	500
Commercial real estate	5,848	7,768	3,377	3,765	7,169
Residential development	—	453	—	—	191
Residential mortgages	3,115	2,548	2,591	2,951	3,318
Consumer	6,487	7,551	8,874	8,843	10,354

Charge-offs continuing portfolio	31,078	27,209	30,021	21,333	33,277

Charge-offs liquidating portfolio:
NCLC	—	7	61	16	32
Consumer	3,564	3,958	3,734	5,049	4,634

Charge-offs liquidating portfolio	3,564	3,965	3,795	5,065	4,666

Total charge-offs	34,642	31,174	33,816	26,398	37,943

Recoveries continuing portfolio:
Commercial non-mortgage	886	1,215	858	1,150	487
Equipment financing	2,348	1,161	2,240	1,579	1,469
Asset based lending	914	195	273	171	929
Commercial real estate	1,069	96	36	406	—
Residential development	31	5	—	—	—
Residential mortgages	118	135	357	96	67
Consumer	1,932	1,721	998	1,079	1,086

Recoveries continuing portfolio	7,298	4,528	4,762	4,481	4,038

Recoveries liquidating portfolio:
NCLC	23	177	17	23	61
Consumer	122	104	146	189	127

Recoveries liquidating portfolio	145	281	163	212	188

Total recoveries	7,443	4,809	4,925	4,693	4,226

Total net charge-offs	27,199	26,365	28,891	21,705	33,717

Ending balance	$210,288	$233,487	$257,352	$281,243	$297,948

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible equity measures the Company’s earnings contribution as a percentage of average shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Reconciliation of average shareholders’ equity to average tangible shareholders’ equity
Average shareholders’ equity	$1,876,774	$1,863,691	$1,848,666	$1,835,956	$1,786,968
Average goodwill	529,887	529,887	529,887	529,887	529,887
Average intangible assets (excluding mortgage servicing rights)	14,973	16,368	17,771	19,163	20,562
Average related deferred tax liabilities	5,362	5,729	6,220	6,707	7,197

Average tangible shareholders’ equity	$1,337,276	$1,323,165	$1,307,228	$1,293,613	$1,243,716

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders’ equity	$1,894,942	$1,845,774	$1,836,269	$1,829,154	$1,811,150
Goodwill	529,887	529,887	529,887	529,887	529,887
Intangible assets (excluding mortgage servicing rights)	14,293	15,690	17,086	18,483	19,880
Related deferred tax liabilities	5,119	5,492	5,980	6,469	6,958

Tangible shareholders’ equity	$1,355,881	$1,305,689	$1,295,276	$1,287,253	$1,268,341

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Common shareholders’ equity	$1,866,003	$1,816,835	$1,807,330	$1,800,215	$1,782,211
Goodwill	529,887	529,887	529,887	529,887	529,887
Intangible assets (excluding mortgage servicing rights)	14,293	15,690	17,086	18,483	19,880
Related deferred tax liabilities	5,119	5,492	5,980	6,469	6,958

Tangible common shareholders’ equity	$1,326,942	$1,276,750	$1,266,337	$1,258,314	$1,239,402

Reconciliation of period-end assets to period-end tangible assets
Assets	$19,134,142	$18,714,340	$18,224,011	$17,802,881	$17,961,020
Goodwill	529,887	529,887	529,887	529,887	529,887
Intangible assets (excluding mortgage servicing rights)	14,293	15,690	17,086	18,483	19,880
Related deferred tax liabilities	5,119	5,492	5,980	6,469	6,958

Tangible assets	$18,595,081	$18,174,255	$17,683,018	$17,260,980	$17,418,211

Book value per common share
Common shareholders’ equity	$1,866,003	$1,816,835	$1,807,330	$1,800,215	$1,782,211
Ending common shares issued and outstanding (in thousands)	87,849	87,600	87,507	87,532	87,474

Book value per share of common stock	$21.24	$20.74	$20.65	$20.57	$20.37

WEBSTER FINANCIAL CORPORATION

Reconciliations to GAAP Financial Measures (continued)

	Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands)	2012	2011	2011	2011	2011
Tangible book value per common share
Tangible common shareholders’ equity	$1,326,942	$1,276,750	$1,266,337	$1,258,314	$1,239,402
Ending common shares issued and outstanding (in thousands)	87,849	87,600	87,507	87,532	87,474

Tangible book value per common share	$15.10	$14.57	$14.47	$14.38	$14.17

Reconciliation of noninterest expense to noninterest expense used in the efficiency ratio
Noninterest expense	$127,813	$126,572	$123,218	$132,061	$129,125
Foreclosed property expense	(197)	667	4	1,504	569
Amortization of intangibles	1,397	1,397	1,397	1,397	1,397
Nonrecurring expense	1,215	1,232	3,484	6,100	565

Noninterest expense used in the efficiency ratio	$125,398	$123,276	$118,333	$123,060	$126,594

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision	$143,368	$141,009	$141,685	$140,913	$140,161
Fully taxable-equivalent adjustment	3,718	4,011	3,798	3,823	3,865
Noninterest income	43,986	42,246	44,691	46,189	43,916
Gain/(loss) on securities	—	—	—	1,647	377

Income used in the efficiency ratio	$191,072	$187,266	$190,174	$189,278	$187,565